UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934




      Date of report (Date of earliest event reported):  March 8, 2001




                         LASALLE HOTEL PROPERTIES
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




   Maryland                    1-14045                   36-4219376
---------------         -----------------------       --------------------
(State or other         (Commission File Number)      (IRS Employer
jurisdiction of                                       Identification No.)
incorporation
or organization)




   4800 Montgomery Lane, Suite M25,
   Bethesda, MD                                               20814
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(Address of Principal Executive Offices)                    (Zip Code)




Registrant's telephone number, including area code:  301/941-1500




                              Not Applicable
      --------------------------------------------------------------
      (Former name or former address, if changed since last report.)










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ITEM 9.  REGULATION FD DISCLOSURE

      On March 8, 2001 LaSalle Hotel Properties ("The Company") issued a press release announcing the acquisition of a collection of four small full-service hotels in Washington, D.C. ("The Boutique Hotels"). A copy of the press release is filed as exhibit 99.1 to this report and is incorporated by reference herein.

      Including total acquisition costs as well as closing costs, the investment for The Boutique Hotels was $44.0 million. The hotels were purchased at an EBITDA yield of approximately 12% based on 2000's estimated results. Given the anticipated renovation and repositioning program and changes in management at the hotel, the Company views this as an acquisition of real estate and building and not as an acquisition of operating hotels.

      In addition, the Radisson Tampa Hotel is no longer under contract for sale. As a result, the hotel will be marketed for sale with an anticipated closing during 2001. The Company anticipates the combined effect of the acquisition and the delayed sale of the Radisson Tampa Hotel to be earnings neutral for 2001.



      NOTE: The information in this report (including the exhibits) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.








































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                                SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: March 8, 2001                LASALLE HOTEL PROPERTIES



                                    By:   /s/ HANS S. WEGER
                                          ------------------------------
                                          Hans S. Weger
                                          Executive Vice President,
                                          Treasurer and
                                          Chief Financial Officer


















































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